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                                                                      Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-57634 of USFreightways Corporation on Form S-8 of our report dated June 21, 2002 appearing in this Annual Report of USF Processors Employees' 401K Retirement Plan on Form 11-K for the year ended December 31, 2001.

/s/ Deloitte & Touche LLP

Chicago, Illinois
June 27, 2002